                          Filed Pursuant to Rule 424(b)(3) of the Securities Act of 1933. Relates to Registration Statement on Form S-1 of TMP Worldwide Inc. (No. 333- 52330).

   THE SHARE AMOUNTS LISTED NEXT TO THE NAMES OF EACH OF ROBERT S.
ROLLO AND ROBERT STONE ROLLO AND KIMBERLEE DOCKSON ROLLO TTEE UAO 6/8/90 (RESTATED 5/20/97) IN THE SELLING STOCKHOLDERS TABLE ON PAGE 63 OF THE PROSPECTUS SHOULD BE DELETED IN THEIR ENTIRETY, AND THE FOLLOWING SHARE AMOUNTS SHOULD BE INSERTED NEXT TO THE NAMES OF EACH OF ROBERT S. ROLLO AND ROBERT STONE ROLLO AND KIMBERLEE DOCKSON ROLLO TTEE UAO 6/8/90 (RESTATED 5/20/97) IN THE SELLING STOCKHOLDERS TABLE ON PAGE 63 OF THE PROSPECTUS.


                                                                      NUMBER OF
                                            NUMBER OF SHARES          SHARES
                                            OF COMMON STOCK           OF COMMON                NUMBER OF SHARES
                                            BENEFICIALLY              STOCK                    OF COMMON STOCK
                                            OWNED                     REGISTERED               BENEFICIALLY OWNED
SELLING STOCKHOLDERS                        PRIOR TO OFFERING         HEREIN(1)                AFTER OFFERING(2)
--------------------                        ----------------------    ---------------------    -------------------
Robert S. Rollo                                     25,908                   25,908                      0
Robert Stone Rollo and Kimberlee
Dockson Rollo TTEE UAO 6/8/90
(Restated 5/20/97)                                  35,430                   28,200                    7,230